Exhibit 21
LIGHT & WONDER, INC. SUBSIDIARIES
(All subsidiaries are 100% owned unless otherwise stated)
(List includes only subsidiaries in which Light & Wonder holds equal to or greater than 50% of the subsidiary)

1.Alictus Yazilim Anonim Sirketi (Turkey)
2.Authentic Gaming Limited (Malta)
3.Authentic Gaming Malta Limited (Malta)
4.Bally Gaming and Systems S.A. (Uruguay)
5.Bally Gaming Netherlands II B.V. (Netherlands)
6.Barcrest Development B.V. (Netherlands) (50%)
7.Barcrest Group Limited (England and Wales)
8.Come2Play Ltd. (Israel)
9.Content Media Holding Limited (Malta)
10.Content Media Operations Sweden AB (Sweden)
11.Cryptologic Limited (Guernsey)
12.Dragonplay Ltd (Israel)
13.ELK Studios Malta Limited (Malta)
14.ELKAB Studios AB (Sweden)
15.E-SYS Tecnologia Em Informàtica S.A. (Brazil) (70%)
16.Global Draw Limited (England and Wales)
17.Hillbeck Trading Limited (Cyprus)
18.Jadestone Networks (Malta) Limited (Malta)
19.Koukoi Games Oy (Finland)
20.Light and Wonder Gibraltar Limited (Gibraltar)
21.Light and Wonder International, Inc. (Delaware)
22.Light and Wonder Services Philippines, Inc. (Philippines)
23.Lightning Box Games Pty Limited (Australia)
24.LNW Cayman Holdings LLC (Nevada)
25.LNW Cayman1 Ltd. (Cayman Islands)
26.LNW Cayman2 Ltd. (Cayman Islands)
27.LNW Gaming Africa Proprietary Ltd. (Republic of South Africa) (74.8%)
28.LNW Gaming Alberta Inc. (Alberta, Canada)
29.LNW Gaming Alderney Ops Limited (Gibraltar)
30.LNW Gaming and Systems France (France)
31.LNW Gaming and Systems Holdings Limited (England and Wales)
32.LNW Gaming & Systems, S. de R.L. de C.V. (Mexico)
33.LNW Gaming ANZ Pty Ltd. (Australia)
34.LNW Gaming Argentina S.A.U. (Argentina)
35.LNW Gaming Asia Limited (Macau)
36.LNW Gaming Australia Holdings I Pty Ltd. (Australia)
37.LNW Gaming Australia Holdings II Pty Ltd (Australia)
38.LNW Gaming Canada Ltd. (New Brunswick, Canada)
39.LNW Gaming Gibraltar Limited (Gibraltar)
40.LNW Gaming Group LLC (Nevada)
41.LNW Gaming International, S.L.U. (Spain)
42.LNW Gaming Italy, S.r.l. (Italy)
43.LNW Gaming Krakow sp. z o.o. (Poland)
44.LNW Gaming Malta Holdings Limited (Malta)
45.LNW Gaming Malta Limited (Malta)
46.LNW Gaming New Zealand Pty Ltd. (New Zealand)

47.LNW Gaming Peru S.R.L. (Peru)
48.LNW Gaming Puerto Rico, LLC (Puerto Rico)
49.LNW Gaming Singapore Pte. Ltd. (Singapore)
50.LNW Gaming UK Limited (England and Wales)
51.LNW Gaming, Inc. (Nevada)
52.LNW GmbH (Austria)
53.LNW Hellas Single Member Limited Liability Company (Greece)
54.LNW Holdco, Inc. (Delaware)
55.LNW Holding Company Limited (Guernsey)
56.LNW India Solutions Private Limited (India)
57.LNW Ireland Holdings Limited (Ireland)
58.LNW Services Pty Ltd (Australia)
59.LNW Sweden AB (Sweden)
60.LNW Tables, Inc. (Nevada)
61.LNW Tables, Inc. & Co KG (Austria)
62.LNW UK Holdings Limited (England and Wales)
63.NextGen Gaming (USA) LLC (Nevada)
64.NYX Digital Gaming (Alderney) Limited (Alderney)
65.NYX Digital Gaming (Gibraltar II) Limited (Gibraltar)
66.NYX Digital Gaming (Guernsey) Limited (Guernsey)
67.Playzido Limited (England and Wales)
68.Scientific Connections India Private Limited (India)
69.Scientific Games (Bermuda) Limited (Bermuda)
70.SciPlay Corporation (Nevada)
71.SciPlay Games, LLC (Nevada)
72.SG Gaming Qingdao Company Limited (China)
73.SHFL entertainment (Argentina) S.R.L. (Argentina)
74.SHFL entertainment (Australasia) Holdings Pty Limited (Australia)
75.Shuffle Master Australia Pty Ltd (Australia)
76.Stargames Pty Limited (Australia)
77.Wagerlogic (Ireland) Limited (Ireland)
78.Wagerlogic (UK) Limited (England and Wales)
79.WagerLogic Limited (Cyprus)
80.WMS Gaming Services Europe, S.L.U. (Spain)
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